Exhibit 99.1

ARES COMMERCIAL REAL ESTATE CORPORATION REPORTS
FOURTH QUARTER AND FULL YEAR 2023 RESULTS

Fourth quarter GAAP net income (loss) of $(39.4) million or $(0.73) per diluted common share and
Distributable Earnings(1) of $10.8 million or $0.20 per diluted common share

Full year GAAP net income (loss) of $(38.9) million or $(0.72) per diluted common share and
Distributable Earnings(1) of $58.4 million or $1.06 per diluted common share

- Subsequent to year ended December 31, 2023 -

Declared first quarter 2024 dividend of $0.25 per common share

NEW YORK—(BUSINESS WIRE)—Ares Commercial Real Estate Corporation (the “Company”) (NYSE:ACRE), a specialty finance company engaged in originating and investing in commercial real estate assets, reported generally accepted accounting principles (“GAAP”) net income (loss) of $(39.4) million or $(0.73) per diluted common share and Distributable Earnings(1) of $10.8 million or $0.20 per diluted common share for the fourth quarter of 2023. The Company reported GAAP net income (loss) of $(38.9) million or $(0.72) per diluted common share and Distributable Earnings(1) of $58.4 million or $1.06 per diluted common share for full year 2023.

“Our fourth quarter and full-year 2023 earnings were primarily impacted by the continuing deterioration of the commercial office property sector,” said Bryan Donohoe, Chief Executive Officer of Ares Commercial Real Estate Corporation. “However, based upon our experience and capabilities across the Ares Real Estate Group, our liquidity, and our level of loss reserves, we believe that we are well positioned to resolve many of our underperforming loans and redeploy recovered capital into new loans to enhance our earnings going forward.”

“We increased our CECL reserves in the fourth quarter largely due to the performance of our commercial office and residential condominium loan portfolio, which accounted for 87% of our total CECL reserves at year-end,” said Tae-Sik Yoon, Chief Financial Officer of Ares Commercial Real Estate Corporation. “In addition, we ended the year with $185 million of available capital which includes cash and undrawn availability under our working capital facility. Together with reducing our debt-to-equity ratio over the past few years, we believe that our balance sheet puts us in a flexible position to manage and resolve our underperforming loans.”
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(1) Distributable Earnings is a non-GAAP financial measure. Refer to Schedule I for the definition and reconciliation of Distributable Earnings.

COMMON STOCK DIVIDEND

On November 3, 2023, the Board of Directors of the Company declared a regular cash dividend of $0.33 per common share for the fourth quarter of 2023. The fourth quarter 2023 dividend was paid on January 17, 2024 to common stockholders of record as of December 29, 2023.

On February 22, 2024, the Board of Directors of the Company declared a regular cash dividend of $0.25 per common share for the first quarter of 2024. The first quarter 2024 dividend will be payable on April 16, 2024 to common stockholders of record as of March 28, 2024.

ADDITIONAL INFORMATION

The Company issued a presentation of its fourth quarter and full year 2023 results, which can be viewed at www.arescre.com on the Investor Resources section of our home page under Events and Presentations. The presentation is titled “Fourth Quarter and Full Year 2023 Earnings Presentation.” The Company also filed its Annual Report on Form 10-K for the year ended December 31, 2023 with the U.S. Securities and Exchange Commission on February 22, 2024.

CONFERENCE CALL AND WEBCAST INFORMATION

On Thursday, February 22, 2024, the Company invites all interested persons to attend its webcast/conference call at 9:00 a.m.(Eastern Time) to discuss its fourth quarter and full year 2023 financial results.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of the Company’s website at www.arescre.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing +1 (800) 343-4136. International callers can access the conference call by dialing +1 (203) 518-9814. Please provide passcode ACREQ423. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through March 21, 2024 at 5:00 p.m. (Eastern Time) to domestic callers by dialing +1 (800) 723-0544 and to international callers by dialing +1 (402) 220-2656. An archived replay will also be available through March 21, 2024 on a webcast link located on the Home page of the Investor Resources section of the Company’s website.

ABOUT ARES COMMERCIAL REAL ESTATE CORPORATION

Ares Commercial Real Estate Corporation (the “Company”) is a specialty finance company primarily engaged in originating and investing in commercial real estate loans and related investments. Through its national direct origination platform, the Company provides a broad offering of flexible and reliable financing solutions for commercial real estate owners and operators. The Company originates senior mortgage loans, as well as subordinate financings, mezzanine debt and preferred equity, with an emphasis on providing value added financing on a variety of properties located in liquid markets across the United States. Ares Commercial Real Estate Corporation elected and qualified to be taxed as a real estate investment trust and is externally managed by a subsidiary of Ares Management Corporation. For more information, please visit www.arescre.com. The contents of such website are not, and should not be deemed to be, incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast / conference call may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including the return or impact of current and future investments, rates of prepayments on the Company’s mortgage loans and the effect on the Company’s business of such prepayments, availability of investment opportunities in mortgage-related and real estate-related investments and securities, ACREM’s ability to locate suitable investments for the Company, monitor, service and administer the Company’s investments and execute its investment strategy, the Company’s ability to obtain, maintain, repay or refinance financing arrangements, including securitizations, global economic trends and economic conditions, including high inflation, slower growth or recession, changes to fiscal and monetary policy, higher interest rates and currency fluctuations, as well as geopolitical instability, including conflicts between Russia and Ukraine and between Israel and Hamas, changes in interest rates, credit spreads and the market value of the Company's investments, the demand for commercial real estate loans, and the risks described from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risk factors described in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K, filed with the SEC on February 22, 2024. Any forward-looking statement, including any contained herein, speaks only as of the time of this press release and Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call. Projections and forward-looking statements are based on management’s good faith and reasonable assumptions, including the assumptions described herein.

INVESTOR RELATIONS CONTACTS

Ares Commercial Real Estate Corporation
Carl Drake or John Stilmar
(888) 818-5298
iracre@aresmgmt.com

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	As of December 31,
	2023	2022
ASSETS
Cash and cash equivalents	$110,459	$141,278
Loans held for investment ($892,166 and $887,662 related to consolidated VIEs, respectively)	2,126,524	2,264,008
Current expected credit loss reserve	(159,885)	(65,969)
Loans held for investment, net of current expected credit loss reserve	1,966,639	2,198,039
Loans held for sale, at fair value ($38,981 related to consolidated VIEs as of December 31, 2023)	38,981	—
Investment in available-for-sale debt securities, at fair value	28,060	27,936
Real estate owned, net	83,284	—
Other assets ($3,690 and $2,980 of interest receivable related to consolidated VIEs, respectively; $32,002 and $129,495 of other receivables related to consolidated VIEs, respectively)	52,354	155,749
Total assets	$2,279,777	$2,523,002
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Secured funding agreements	$639,817	$705,231
Notes payable	104,662	104,460
Secured term loan	149,393	149,200
Collateralized loan obligation securitization debt (consolidated VIEs)	723,117	777,675
Due to affiliate	4,135	5,580
Dividends payable	18,220	19,347
Other liabilities ($2,263 and $1,913 of interest payable related to consolidated VIEs, respectively)	14,584	13,969
Total liabilities	1,653,928	1,775,462
Commitments and contingencies
STOCKHOLDERS' EQUITY
Common stock, par value $0.01 per share, 450,000,000 shares authorized at December 31, 2023 and 2022 and 54,149,225 and 54,443,983 shares issued and outstanding at December 31, 2023 and 2022, respectively	532	537
Additional paid-in capital	812,184	812,788
Accumulated other comprehensive income	153	7,541
Accumulated earnings (deficit)	(187,020)	(73,326)
Total stockholders' equity	625,849	747,540
Total liabilities and stockholders' equity	$2,279,777	$2,523,002

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	For The Three Months Ended December 31, 2023	For the Year Ended December 31, 2023
Revenue:
Interest income	$44,348	$198,608
Interest expense	(29,957)	(109,652)
Net interest margin	14,391	88,956
Revenue from real estate owned	3,161	3,970
Total revenue	17,552	92,926
Expenses:
Management and incentive fees to affiliate	2,946	12,263
Professional fees	974	3,054
General and administrative expenses	1,830	7,244
General and administrative expenses reimbursed to affiliate	818	3,434
Expenses from real estate owned	2,038	2,518
Total expenses	8,606	28,513
Provision for current expected credit losses	47,452	91,825
Realized losses on loans	—	10,499
Unrealized losses on loans held for sale	995	995
Income (loss) before income taxes	(39,501)	(38,906)
Income tax expense (benefit), including excise tax	(87)	(39)
Net income (loss) attributable to common stockholders	$(39,414)	$(38,867)
Earnings per common share:
Basic earnings (loss) per common share	$(0.73)	$(0.72)
Diluted earnings (loss) per common share	$(0.73)	$(0.72)
Weighted average number of common shares outstanding:
Basic weighted average shares of common stock outstanding	54,111,544	54,281,998
Diluted weighted average shares of common stock outstanding	54,111,544	54,281,998
Dividends declared per share of common stock(1)	$0.33	$1.36

(1) There is no assurance dividends will continue at these levels or at all.

SCHEDULE I

Reconciliation of Net Income to Non-GAAP Distributable Earnings

Distributable Earnings is a non-GAAP financial measure that helps the Company evaluate its financial performance excluding the effects of certain transactions and GAAP adjustments that it believes are not necessarily indicative of its current loan origination portfolio and operations. To maintain the Company’s REIT status, the Company is generally required to annually distribute to its stockholders substantially all of its taxable income. The Company believes the disclosure of Distributable Earnings provides useful information to investors regarding the Company’s ability to pay dividends, which is one of the principal reasons the Company believes investors invest in the Company. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Distributable Earnings is defined as net income (loss) attributable to common stockholders computed in accordance with GAAP, excluding non-cash equity compensation expense, the incentive fees the Company pays to its Manager (Ares Commercial Real Estate Management LLC), depreciation and amortization (to the extent that any of the Company’s target investments are structured as debt and the Company forecloses on any properties underlying such debt), any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income (loss), one-time events pursuant to changes in GAAP and certain non-cash charges after discussions between the Company’s Manager and the Company’s independent directors and after approval by a majority of the Company’s independent directors. Loan balances that are deemed to be uncollectible are written off as a realized loss and are included in Distributable Earnings. Distributable Earnings is aligned with the calculation of “Core Earnings,” which is defined in the Management Agreement and is used to calculate the incentive fees the Company pays to its Manager.

Reconciliation of net income (loss) attributable to common stockholders, the most directly comparable GAAP financial measure, to Distributable Earnings is set forth in the table below for the three months and year ended December 31, 2023 ($ in thousands):

	For the Three Months Ended December 31, 2023	For the Year Ended December 31, 2023
Net income (loss) attributable to common stockholders	$(39,414)	$(38,867)
Stock-based compensation	1,041	3,991
Incentive fees to affiliate	—	334
Depreciation and amortization of real estate owned	809	1,015
Provision for current expected credit losses	47,452	91,825
Realized gain on termination of interest rate cap derivative(1)	(105)	(921)
Unrealized losses on loans held for sale	995	995
Distributable Earnings	$10,778	$58,372

Net income (loss) attributable to common stockholders	$(0.73)	$(0.72)
Stock-based compensation	0.02	0.07
Incentive fees to affiliate	—	0.01
Depreciation and amortization of real estate owned	0.01	0.02
Provision for current expected credit losses	0.88	1.69
Realized gain on termination of interest rate cap derivative(1)	—	(0.02)
Unrealized losses on loans held for sale	0.02	0.02
Basic Distributable Earnings per common share	$0.20	$1.08

Net income (loss) attributable to common stockholders	$(0.72)	$(0.71)
Stock-based compensation	0.02	0.07
Incentive fees to affiliate	—	0.01
Depreciation and amortization of real estate owned	0.01	0.02
Provision for current expected credit losses	0.87	1.67
Realized gain on termination of interest rate cap derivative(1)	—	(0.02)
Unrealized losses on loans held for sale	0.02	0.02
Diluted Distributable Earnings per common share	$0.20	$1.06

(1)For the three months and year ended December 31, 2023, Distributable Earnings includes a $105 thousand and $921 thousand, respectively, adjustment to reverse the impact of the $2.0 million realized gain from the termination of the interest rate cap derivative that was amortized into GAAP net income.